Exhibit 3.161

CERTIFICATE OF FORMATION

OF

HSS SYSTEMS, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is HSS Systems, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 1, 1999.

By:	/s/ David Denson
David Denson
Authorized Person

CERTIFICATE OF AMENDMENT

OF HSS Systems, LLC

1. The name of the limited liability company is HSS Systems, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of HSS Systems, LLC this 10th day of December, 2001.

HSS Systems, LLC

/s/ Mary R. Adams, Assistant Secretary
Mary R. Adams, Assistant Secretary